   As Filed with the Securities and Exchange Commission on February 6, 2001
                                                      Registration No. 333-88443
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      ON
                                   FORM S-8
                                      TO
                                   FORM S-4
            Registration Statement under the Securities Act of 1933
                                _______________
                           THE DOW CHEMICAL COMPANY
            (Exact name of Registrant as specified in its charter)

                      Delaware                                                38-1285128
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

                                2030 Dow Center
                            Midland, Michigan 48674
                   (Address of Principal Executive Offices)

          Options to purchase The Dow Chemical Company common shares issued in substitution for options and rights issued under the Union Carbide 1988 Long-Term Incentive Plan;
               the Union Carbide 1994 Long-Term Incentive Plan;
             the Union Carbide 1997 Long-Term Incentive Plan; and the 1997 Stock Option Plan for Non-Employee Directors of Union Carbide
                                  Corporation
                           (Full Title of the Plan)

                               J. Pedro Reinhard
             Executive Vice President and Chief Financial Officer
                                2030 Dow Center
                            Midland, Michigan 48674
                   (Name and address of Agent for Services)

                                (517) 636-1000
         (Telephone Number, including area code, of Agent for Service)
                                _______________


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                         Proposed maximum     Proposed maximum
   Title of each class of               Amount to be    offering price per   aggregate offering
securities to be registered              registered            share                price         Amount of registration fee
============================================================================================================================
Common Stock, par value $2.50 (1)...  21,698,722 Shares       (2)                  (2)                      (2)
============================================================================================================================

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plans in connection with share splits, share dividends or similar transactions.
     (2) Not applicable. The shares of common stock referred to in the table were included in the shares initially registered hereunder and all filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission of (a) the preliminary proxy materials on
         Schedule 14A of Union Carbide Corporation filed on October 6, 1999 and
         (b) the Registration Statement on Form S-4 of The Dow Chemical Company (File No. 333-88443) filed on October 5, 1999.
     ===========================================================================

                             INTRODUCTORY STATEMENT


     Dow hereby amends its registration statement on Form S-4 by filing this Post-Effective Amendment No. 1 on Form S-8 relating to shares of Dow common stock, par value $2.50, issuable by Dow upon the exercise of options to purchase shares of Dow common stock issued in substitution for options to purchase common stock of Union Carbide Corporation outstanding under the Plans referred to on the facing page. All such Dow common shares were originally registered pursuant to the Form S-4.

     Transition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Dow, has been merged with and into Union Carbide Corporation pursuant to the Agreement and Plan of Merger dated as of August 3, 1999 among Dow, Transition Sub Inc. and Union Carbide Corporation. Pursuant to the merger agreement, when the merger was completed, among other things, each share of Union Carbide common stock issued and outstanding at the effective time of the merger was converted into 1.611 shares of Dow common stock, which took into effect the three-for-one split in Dow's common stock distributed to Dow's stockholders on June 16, 2000.

     Pursuant to the merger, the outstanding stock options granted under the Plans will no longer be exercisable for Union Carbide common stock but, instead, will be exercisable for Dow common stock.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

          The following documents previously filed by Dow with the Commission are incorporated herein by reference:

          (a) Dow's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the consolidated financial statements and the financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

          (b) Dow's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

          (c) Dow's Current Reports on Form 8-K dated January 24, February 11, March 6, May 11, June 14, July 24, September 5, September 27 and December 22, 2000 and February 5, 2001; and

          (d) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

          All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Previously filed.  (See Item 20 of the S-4.)

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Index to Exhibits included herewith which is incorporated by reference herein.

Item 9.   Undertakings.

          Previously filed.  (See Item 22 of the S-4.)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets with all of the requirements for filing on Form S-8 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan on February 5, 2001.

                              THE DOW CHEMICAL COMPANY

                              By:  /s/ J. Pedro Reinhard
                                  -----------------------------------
                                 J. Pedro Reinhard
                                 Executive Vice President and Chief
                                 Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on February 5, 2001.


/s/ A.A. Allemang*              Director and Executive Vice President
------------------------------
A. A. Allemang


/s/ J.K. Barton*                Director
------------------------------
J. K. Barton


/s/ F.H. Brod*                  Vice President and Controller
------------------------------
F. H. Brod                     (Principal Accounting Officer)


/s/ D.T. Buzzelli*              Director
------------------------------
D. T. Buzzelli


/s/ A.J. Carbone*               Vice Chairman of the Board
------------------------------
A. J. Carbone


/s/ J.M. Cook*                  Director
------------------------------
J. M. Cook


/s/ J.C. Danforth*              Director
------------------------------
J. C. Danforth


/s/ W.D. Davis*                 Director
------------------------------
W. D. Davis

/s/ B.H. Franklin*              Director
------------------------------
B. H. Franklin


/s/ A.D. Gilmour*               Director
------------------------------
A. D. Gilmour

/s/ M.D. Parker*                Director, President and Chief Executive Officer
------------------------------
M. D. Parker


/s/ J.P. Reinhard*              Director, Executive Vice President and
------------------------------
J. P. Reinhard                  Chief Financial Officer

/s/ H.T. Shapiro*
------------------------------  Director
H. T. Shapiro

/s/ W.S. Stavropoulos*
------------------------------  Chairman of the Board
W. S. Stavropoulos

/s/ P.G. Stern*
------------------------------  Director
P. G. Stern



*By: /s/ J. Pedro Reinhard
    --------------------------------
         J. Pedro Reinhard
         Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                   Document Description
------                   --------------------

23 Consent of Deloitte & Touche LLP, independent auditors, to The Dow Chemical Company.

24        Power of Attorney.